Exhibit 10.13

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR AN OPINION REASONABLY SATISFACTORY TO THE COMPANY OF COUNSEL TO THE HOLDER THAT SAID SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED, AS THE CASE MAY BE, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THIS WARRANT FOR INVESTMENT PURPOSES.

YOUTHSTREAM MEDIA NETWORKS, INC.

Warrant Certificate

to Purchase Common Stock, $.01 par value

Expiring August 31, 2008

This Warrant Certificate certifies that the RAVICH REVOCABLE TRUST OF 1989 or registered assigns (“Holder”), is the registered holder of ONE HUNDRED THOUSAND (100,000) Warrants expiring as set forth herein (the “Warrants”) to purchase common stock, $.01 par value per share (the “Common Stock”), of YouthStream Media Networks, Inc., a Delaware corporation (the “Company”).  Each Warrant entitles the Holder upon exercise to receive from the Company one fully paid and non-assessable share of Common Stock at the purchase price per share (the “Exercise Price”) of Sixteen Cents ($.16), payable in cash, by certified or bank check (except in the case of a Net Issue Exercise), upon surrender of this Warrant Certificate and payment of the applicable Exercise Price (except in the case of a Net Issue Exercise) at the office or agency of the Company, but only subject to the conditions set forth herein.  The foregoing Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth herein.

NO WARRANT MAY BE EXERCISED AFTER 5:00 P.M., LOS ANGELES, CALIFORNIA TIME ON  AUGUST 31, 2008 AND TO THE EXTENT NOT EXERCISED BY SUCH TIME, SUCH WARRANTS SHALL BECOME VOID.

The Warrants are subject to the following additional terms:

SECTION 1.                                Registration of Transfers and Exchanges.  Subject to compliance with the terms of this Warrant Certificate, the Company shall from time to time register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney.  Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.

The Holder of the Warrants represented by this Warrant Certificate agrees that prior to any proposed transfer of the Warrants or of the shares of Common Stock, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Act”), such Holder shall deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, and from counsel reasonably satisfactory to the Company, that the Warrants or shares of Common Stock may be so sold without registration under the Act.

The Warrant Holder agrees that each certificate representing shares of Common Stock will bear the following legend:

“The securities evidenced or constituted hereby have been acquired for investment purposes and have not been registered under the Securities Act of 1933, as amended.  Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act and any applicable state securities or “blue sky” laws have been complied with or the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required.”

The Company may deem and treat the registered Holder hereof as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notices to the contrary.  The Warrants do not entitle the Holder hereof to any rights of a stockholder of the Company.

SECTION 2.                                Terms of Warrants; Exercise of Warrants.  Subject to the terms contained herein, the Holder of this Warrant Certificate shall have the right, which may be exercised at any time and from time to time, until 5:00 p.m., Los Angeles, California time, on August 31, 2008, to purchase and receive from the Company the number of validly issued, fully paid and non-assessable shares of Common Stock which the Holder may at the time and from time to time be entitled to receive on exercise of the Warrants represented by this Warrant Certificate and payment of the applicable Exercise Price then in effect for such shares of Common Stock.  Each Warrant not exercised prior to 5:00 p.m., Los Angeles, California time, on August 31, 2008 shall become void, and all rights hereunder and all rights in respect thereof hereunder shall cease as of such time.

A Warrant may be exercised upon surrender to the Company at its principal office of this Warrant Certificate with the Purchase Form attached hereto duly completed and signed, and upon payment to the Company for the account of the Company of the applicable Exercise Price, as adjusted as herein provided, for the number of shares of Common Stock in respect of which such Warrants are then exercised.  Payment of the aggregate Exercise Price shall be made in cash, by certified or official bank check payable to the order of the Company, except in the case of a Net Issue Exercise.

Notwithstanding any provisions herein to the contrary, if the fair market value of one (1) Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive (the “Net Issue Exercise”) shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant Certificate at the principal office of the Company together with the properly endorsed Purchase form in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

X =	Y (A – B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder

Y =

the number of shares of Common Stock purchasable under this Warrant Agreement or, if only a portion of the Warrants are being exercised, the portion of the Warrants being cancelled (at the date of such cancellation)

	A =	the fair market value of one (1) share of Common Stock (at the date of such calculation)

	B =	Exercise Price

For purposes of the above calculation, the fair market value of one (1) share of Common Stock shall be determined by the product of (i) the average of the closing bid and asked prices of the Company’s common stock quoted in the Over-The-Counter Market Summary or the last reported sales price of the Company’s common stock or closing price quoted on the NASDAQ National Market or on any exchange on which the Company’s common stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the five (5) trading days prior to the date of determination of the fair market value; and (ii) the number of shares of Common Stock.

An example of the above provision is as follows:  if the Holder elects to purchase one hundred thousand (100,000) shares of Common Stock and the fair market value of one (1) share of Common Stock is Fifty Cents ($0.50), the formula would be:

X =	100,000 (.50 - .11)	= 78,000
.50

Therefore, in this example, the Holder must surrender twenty-two thousand (22,000) shares Common Stock to purchase seventy eight thousand (78,000) shares of Common Stock under this Section 2.

Subject to the provisions of Section 3 hereof, upon such surrender of this Warrant Certificate and payment of the applicable Exercise Price or exercise of the Net Issue Exercise election, the Company shall issue and cause to be delivered with all reasonable dispatch to the

Holder of this Warrant Certificate a certificate or certificates for the number of full shares of Common Stock issuable upon the exercise of such Warrants.   Such certificate or certificates for the shares of Common Stock shall be deemed to have been issued and, subject to applicable federal and state securities laws and regulations, any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of this Warrant Certificate and payment of the applicable Exercise Price.  Such certificate or certificates for the shares of Common Stock shall bear the legend set forth in Section 1 hereto.  If the exercise is for less than all the shares of Common Stock, a new Warrant Certificate shall be issued for the remaining shares of Common Stock.

The Warrants shall be exercisable by the Holder in whole or in part, but not for less than One Thousand (1,000) shares of Common Stock at a time or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 6 below.

SECTION 3.                                Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of such Holder’s Warrants.

SECTION 4.                                Mutilated or Missing Warrant Certificates.  In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to it.  An applicant for such substitute Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

SECTION 5.                                Reservation of Shares of Common Stock.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or, if appointed, the transfer agent for the shares of Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 8 hereof.

Before taking any action which would cause an adjustment to the Exercise Price in accordance with Section 6 hereof, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, other than those created by the Holder of such Warrants.

SECTION 6.                                Adjustment of Exercise Prices and Number of Shares of Common Stock Issuable.  The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.  The Exercise Price shall be adjusted simultaneously upon occurrence of such events.  For purposes of this Section 6, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

6.1                                 In case the Company shall at any time after the date of original issuance hereof do any of the following: (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company; then immediately after the distribution date of such stock dividend or the effective date of such subdivision, split-up, combination or reclassification, as the case may be, the number of shares of Common Stock which the registered Holder of this Warrant is entitled to purchase hereunder and the Exercise Price of such shares of Common Stock shall be appropriately adjusted so that the registered Holder hereof shall be entitled to purchase the number of shares of Common Stock that such Holder would have held after such stock dividend, subdivision, split-up, combination or reclassification, as the case may be, at the aggregate Exercise Price such Holder would have paid for such shares of Common Stock, if such had exercised the Warrants represented by this Warrant Certificate prior to such event.

6.2                                 In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), lawful and adequate provisions shall be made whereby the registered Holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of outstanding shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate, and in any such case appropriate provision shall be made with respect to the rights and interests of the registered Holder of this Warrant Certificate to the end that the provisions hereof (including without limitation, to the extent provided herein, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and delivered to the registered Holder of this Warrant Certificate, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provision, such registered Holder of this Warrant Certificate may be entitled to purchase.  Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of the provisions so proposed to be made, shall be mailed to the registered Holder of this Warrant Certificate not less than forth-five (45) days prior to such event or promptly upon the Company’s receiving notice thereof.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

6.3                                 Before taking any action which would cause an adjustment reducing either the Exercise Price below the then par value of the shares of Common Stock issuable upon the exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

6.4                                 In case at any time or from time to time, conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors or the Holder of this Warrant Certificate, are not adequately covered by the provisions of this Warrant Certificate, and might adversely affect the exercise rights of the Holder of this Warrant Certificate, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the firm regularly retained by the Company), who shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Warrant Certificate, necessary with respect to the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Holder of this Warrant Certificate and the number of shares of Common Stock issuable upon exercise of the Warrants by the Holder hereof to the extent contemplated by this Section 6.  Upon receipt of such opinion, which shall be conclusive and binding on the Company and the Holder, the Board of Directors of the Company shall forthwith make the adjustments provided therein.

SECTION 7.                                Fractional Interests.  The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the time by the same Holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable upon exercise of any Warrants (or specified portion thereof), the Company shall issue a full Warrant Share in lieu of such fractional share.

SECTION 8.                                Notices to the Warrant Holder.  Upon any adjustment of the Exercise Price and/or the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Section 6, the Company shall promptly thereafter cause to be given to the Warrant Holder, a certificate setting forth the Exercise Price and/or the number of shares of Common Stock issuable upon exercise of the Warrants after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.  Where appropriate, such notice to the Warrant Holder may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 8.

In case:

8.1                                 the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants, other than pursuant to a plan approved by the stockholders of the Company; or

8.2                                 the Company shall authorize the distribution to holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings); or

8.3                                 of any consolidation or merger to which the Company is a party and for which approval of any stock-holders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

8.4                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

8.5                                 the Company proposes to take any action which would require an adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Section 6;

then the Company shall promptly give to the registered Holders of the Warrant Certificates at their respective addresses appearing on the Warrant register by first-class mail, postage prepaid, a written notice describing the specific details of such contemplated action, including, without limitation (i) the date as of which the Holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that Holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

SECTION 9.                                Registration Rights.  Unless otherwise registered, the Company agrees to register the shares of Common Stock issuable hereunder on a form S-8 Registration Statement, if they may be so registered on that form, within 120 days after written demand from the Holder is received by the Company.  The Holder has certain additional registration rights as set forth in the Warrant Registration Rights Agreement between the Holder and the Company, of even date herewith.

SECTION 10.                          Notices.  Any notice, request, instruction or other document to be given hereunder shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company:

To the Company:

YouthStream Media Networks, Inc.

244 Madison Avenue, PMB #358

New York, NY 10016

Attention:  President

To the Registered Holder:

At the address of such Registered Holder on the register maintained pursuant to Section 1 hereof.

SECTION 11.                          Amendments.  This Warrant Certificate may only be amended or modified by a written instrument executed by the Company and the registered Holders of 100% of the issued and outstanding Warrants.

SECTION 12.                          Governing Law.  This Warrant Certificate shall be governed by and construed under the laws of the State of Delaware, without reference to choice or conflict of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered by its Chief Financial Officer, as authorized by the Company’s Board of Directors.

Dated: August 28, 2003	YOUTHSTREAM MEDIA NETWORKS, A Delaware corporation

	By:	/s/ Robert N. Weingarten
Robert N. Weingarten, Chief Financial Officer

YOUTHSTREAM MEDIA NETWORKS, INC.

PURCHASE FORM

Number of Warrants exercised

The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase: (a)                                                                shares of Common Stock and herewith tenders in payment for such shares $                                     in cash or by cashier’s check,  or (b)                                          shares of Common Stock pursuant to a Net Issue Exercise, in accordance with the terms of the Warrant Certificate.  The undersigned requests that a certificate representing such shares be registered and delivered as follows:

Name:

Address:

Delivery Address:
(if different)

ASSIGNMENT

(To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and Address of Assignee Must be Printed or Typewritten)

/ /

(Insert Social Security No. or other identifying number of Assignee)

the within Warrant, hereby irrevocably constituting and appointing                                                 attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

DATED:	,
Signature of Registered Holder

Signature Guaranteed:		NOTE: The above signature must correspond with the name as written on the face of this Warrant Certificate.